UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2016

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3351 Michelson Drive, Suite 100

Irvine, CA 92612

(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In connection with Proposal No. 3 (Approval of Second Amendment to 2011 Incentive Plan) in its proxy statement for its 2016 annual meeting of shareholders, Ingram Micro Inc. (the “Company”) hereby provides the following supplemental information:

The Company has decided to further amend the 2011 Incentive Plan to reduce the number of shares of stock available for issuance. Instead of requesting an additional 12,000,000 shares, the Company is now requesting an additional 10,000,000 shares. As a result, the aggregate number of shares of common stock that may be issued or delivered pursuant to awards granted under the Plan (from its initial adoption date) will increase from 37,234,000 shares to a total of 47,234,000 shares instead of 49,234,000 shares, effective only upon approval by the Company’s shareholders. Specifically, the first sentence of Section 4(a) of the 2011 Incentive Plan will be amended to read as follows:

“(a) Number of Shares. Subject to adjustment as provided in Section 4(c) and 4(d), a total of 47,234,000 Shares may be issued or delivered pursuant to Awards under the Plan, less one (1) Share for every one (1) Share issued in respect of an Option or Stock Appreciation Right granted after the Amendment Effective Date, and 2.29 Shares for every one (1) Share issued in respect of a Full Value Award granted after the Amendment Effective Date…”

Any vote previously cast as “For” or “Against” or “Abstain” with respect to Proposal No. 3 (Approval of Second Amendment to 2011 Incentive Plan) will be counted, respectively, as “For” or “Against” or “Abstain” with respect to the Second Amendment to the 2011 Incentive Plan as amended. Any shareholder who has already voted and wishes to change that vote can do so: (i) by sending in another signed proxy card with a later date; (ii) providing subsequent Internet or telephone voting instructions; (iii) notifying the Company’s Secretary in writing before the meeting that they wish to revoke their proxy; or (iv) voting in person at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President,
Secretary and General Counsel

Date: May 25, 2016